                                                                    EXHIBIT 10.2
                                   AMRE, INC.

                             STOCK OPTION AGREEMENT

       THIS STOCK OPTION AGREEMENT is made as of the 1st day of June, 1995, between AMRE, Inc., a Delaware corporation (the "Company"), and Robert M. Swartz, (the "Optionee").

       As an inducement to accept employment as the President of the Company, the Company has granted to the Optionee a stock option, and the Optionee has accepted the option. Therefore, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                        I.  GRANT AND EXERCISE OF OPTION

       1.1 Grant of Option. The Company grants to the Optionee an option (the "Option") to purchase an aggregate of 500,000 shares of common stock, $0.01 par value, of the Company at a price of $4.125 per share (the "Exercise Price"), subject to the terms and conditions hereinafter set forth. The Option is a non-qualified option and is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

       1.2 Vesting of Option. The Option shall become exercisable with respect to one-fourth of the total number of shares subject thereto on June 1, the anniversary date of the granting of the Option, in each of the years 1996,
1997, 1998 and 1999.   All or any part of the shares with respect to which the
right to purchase has vested may be purchased at the time of such vesting or at any time or times thereafter during the term of the Option. In the event of a Change Of Control of the Company as set forth in the Employment Agreement (the "Employment Agreement") with the Optionee dated June 1, 1995 (except for the provisions of Section 7(e)(i)(B) thereof, with such exception a "Change of Control"), the Option shall be immediately exercisable in full. The foregoing notwithstanding, 50% of the Option, to the extent not already exercisable, shall become immediately exercisable in the event the Optionee's employment is terminated for a reason other than Good Cause pursuant to paragraph 6(b) of the Employment Agreement or on the Expiration Date of the Employment Agreement if the Optionee's employment is not continued by the Company on substantially similar terms as those set forth in the Employment Agreement.

       1.3 Term of Option. The term of the Option is ten years from the date of the granting of the Option, subject to earlier termination as provided in Section II hereof.

       1.4 Exercise of Option. The Option may be exercised by giving written notice to the Company, addressed to its corporate headquarters, attention of the Secretary, specifying the number of shares to be purchased, accompanied by payment in full of the Exercise Price, either in cash or by check, bank draft or money order.

       1.5 Restrictions on Exercise. At the time of any exercise of the Option, the Company may require, as a condition of the exercise, that the Optionee pay the Company an amount equal to the amount of the tax the Company may be required to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of the Option by the Optionee or to comply with applicable law.

       1.6 Registration and Qualification of Shares. The Company shall, within 60 days after the date hereof, use its best efforts to obtain the listing, registration or qualification of the shares subject to the Option upon any securities exchange on which the shares are traded, to register the shares subject to the Option under the Securities Act of 1933, as amended, and to obtain the consent and approval of any governmental or regulatory body with respect to the exercise of the Option or sale by Optionee of the underlying shares and shall thereafter use its best efforts to maintain the status of such shares upon any such exchange or exchanges upon which the shares are then traded, under the Securities Act of 1933, as amended, and with respect to such governmental and regulatory authorities.

                         II.  TERMINATION OF EMPLOYMENT

       2.1 Discharge or Resignation. In the event that the Optionee's employment with the Company is terminated for Good Cause as defined in the Employment Agreement, all rights of the Optionee to exercise the Option shall immediately terminate, lapse and be forfeited at the time of termination of the Optionee's employment. If the Optionee ceases to be an employee of the Company for any other reason, except as hereinafter provided, any unexercised portion of the Option which was exercisable on the date of termination of employment may be exercised within a thirty-day period after such date.

       2.2 Change of Control. In the event of a Change of Control the Optionee shall have the right to exercise the Option at any time within a two-year period after the date of the Change of Control.

       2.3 Retirement. If the Optionee's termination of employment is due to early, normal, or disability retirement, the Optionee shall have the right to exercise the Option to the extent then exercisable at any time within twelve months after such retirement; provided, however, that in case the Optionee shall die within three months after such date of retirement without having exercised the Option, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right for up to twelve months from such date of retirement to exercise the Option to the extent that the Option was exercisable prior to the death of the Optionee and had not been so exercised.

       2.4 Death. If the Optionee ceases to be an employee of the Company by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right for up to twelve months from the date of death of the Optionee to exercise the Option to the extent that the Option was exercisable prior to the date of death and had not been so exercised.

       2.5  Limitations on Exercise.  The provisions of Paragraphs 2.1, 2.2,
2.3 and 2.4 hereof notwithstanding, the Option shall not be exercisable following expiration of the term of the Option as set forth in Paragraph 1.3 hereof.

                              III.  MISCELLANEOUS

       3.1 Nontransferability of Option. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

       3.2 Changes in Capital Structure. In the event that the number of shares of common stock of the Company shall be changed by reason of stock splits, combinations of shares, recapitalizations, mergers, consolidations or stock dividends, the number of shares then subject to the Option shall be proportionately adjusted so as to reflect such change; and, in such event, the Exercise Price shall be proportionately increased or decreased, as the case may be, all to prevent dilution or enlargement of the rights of the Optionee. No adjustment provided for in this Paragraph 3.2 shall require the issuance of any fractional shares.

       3.3 Nonguarantee of Employment. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate his employment.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   AMRE, INC.


                                   By: /s/ Ronald I. Wagner
                                      ---------------------------
                                       Ronald I. Wagner
                                       Chairman of the Board

                                   OPTIONEE:


                                     /s/ Robert M. Swartz
                                   ------------------------------
                                     Robert M. Swartz





                                       3